UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2010

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In the quarter ended June 30, 2010, CONSOL Energy management changed the way segments of the company were being evaluated. These changes coincided with the acquisition of the Dominion Appalachian E&P business and the emerging high volatile metallurgical coal markets that began to develop in 2010. Although the overall segments remain unchanged (coal and gas), certain components of each these segments are now evaluated differently than was previously reported.

Coal is now evaluated as steam coal, high volatile metallurgical coal, low volatile metallurgical coal and other coal. This aggregation of reportable segments reflects more closely common financial parameters which are evaluated by executive management, primarily being market usage of coal sold.

Gas is now evaluated as coalbed methane, conventional, Marcellus and other gas. This change was primarily driven by the Dominion Appalachian E&P business and the additional focus on Marcellus Shale activities.

The Annual Report on Form 10-K for the year ended December 31, 2009 has been recast to present the current segment information with the exception of the high volatile metallurgical coal segment because that business did not exist prior to 2010. Management discussion and analysis has also been recast for the 2009 Form 10-K to present financial analysis based on the revised segments in the relevant financial statements. No changes in financial results, financial position or cash flows have been made. Changes are limited to reclassification of financial information into the current segment presentation. Lastly, Item 1 of Part I (Business) of the 2009 Form 10-K has been correspondingly revised due to the revised segments.

Even though those financial statements related to periods prior to the revised segment reporting, we are providing the revised information in accordance with Securities and Exchange Commission guidance to enable us to incorporate by reference those financial statements and other information into subsequent registration statements that we may file with the SEC under the Securities Act of 1933.

The revised item 1 of Part I (Business) and item 7 of Part II (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and item 8 of Part II (Financial Statements and Supplementary Data) for the years ended December 31, 2009, 2008 and 2007 attached to this current report on Form 8-K as Exhibit 99.1 are incorporated by reference into this Item 8.01. The revised sections of our 2009 Form 10-K included in this report have not been otherwise updated for events occurring after the date of our audited Consolidated Financial Statements included in our 2009 Form 10-K filed on February 9, 2010. All other information in the 2009 Form 10-K remains unchanged and is not being updated in this filing. Exhibit 99.1 should be read in conjunction with our 2009 Form 10-K (except for Item 1 of Part I and Items 7 and 8 of Part II, which are contained in this report).

We are also filing a Form 8-K which recasts the segment information in the Quarterly Report on Form 10-Q for the period ending March 31, 2010.

Item 9.01	Financial Statements and Exhibits.

23.1	Consent of Ernst & Young, LLP

23.2	Consent of PricewaterhouseCoopers LLP

99.1	Revised Business, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data for the years ended December 31, 2009, 2008 and 2007 (Part I - Item 1, Part II - Item 7 and Part II - Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, 2008 and 2007, originally filed with the SEC on February 9, 2010).

101	Interactive Data File (Form 10-K for the annual period ended December 31, 2009 furnished in XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ WILLIAM J. LYONS
William J. Lyons
Chief Financial Officer and Executive Vice President

Dated: September 21, 2010

Exhibit Index

23.1	Consent of Ernst & Young, LLP

23.2	Consent of PricewaterhouseCoopers LLP

99.1	Revised Business, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data for the years ended December 31, 2009, 2008 and 2007 (Part I - Item 1, Part II - Item 7 and Part II - Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, 2008 and 2007, originally filed with the SEC on February 9, 2010).

101	Interactive Data File (Form 10-K for the annual period ended December 31, 2009 furnished in XBRL).